UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 28, 2022

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AQUA POWER SYSTEMS INC.

(Exact name of registrant as specified in its charter)

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Nevada	333-183272	27-4213903
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

2180 Park Ave North, Unit 200

Winter Park, FL 32789

(Address of Principal Executive Offices) (Zip Code)

407-674-9444

(Registrant’s telephone number, including area code)

2-7-17 Omorihoncho, Tokyo, Ota-ku, Japan

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02, Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers;

On April 27, 2022, the Board of Directors of Aqua Power Systems, Inc. (the “Company”) appointed Robert Morris to the Board of Directors, effective May 1, 2022. Mr. Morris joins the Board of Directors to assist with the Company’s focus on completing a merger/acquisition for the Company.

Mr. Morris was selected to join the board based on his relevant experience, background and professional and personal reputations. Mr. Morris is a highly successful entrepreneur and business professional. Mr. Morris is a graduate of Indiana University (Bloomington) and has served as a State Representative in the Indiana House of Representatives since 2010.

In the Indiana House of Representatives, Mr. Morris serves on the following committees:

•	Commerce, Small Business and Economic Development (Chairman)
•	Utilities, Energy and Telecommunications
•	Roads and Transportation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AQUA POWER SYSTEMS INC.

By	/s/ Stephen Carnes
Name: Stephen Carnes Title: President

Date:  April 28, 2022